Exhibit 10.34

Supplementary Agreement

This Supplementary Agreement (hereinafter referred to as “this Agreement”) is executed in Chaoyang District Beijing on August 21, 2018 between:

Party A: Xijin (Shanghai) Venture Capital Investment Management Co., Ltd.

Address: Room 212-A, No. 89 Yunling East Road, Putuo District, Shanghai

Party B: Shenzhen Qianhai Minheng Business Factoring Co., Ltd.

Address: Room 201, Building A, No. 1 Qianwan 1st Road, Qianhai SZ-HK Cooperation Zone, Shenzhen (registered with Shenzhen Qianhai Business Secretary Co., Ltd.)

WHEREAS

1.              Party A and Party B have been entered into a loan agreement (hereinafter referred to as “Loan Agreement I”) dated July 14, 2018, and Party A agrees to provide Party B a loan at the amount of RMB 70,000,000 thereunder;

2.              Party A and Party B have been entered into a loan agreement (hereinafter referred to as “Loan Agreement II”) dated July 25, 2018, and Party A agrees to provide Party B a loan at the amount of RMB 120,000,000 thereunder.

Both parties agree and amend certain provisions under Loan Agreement I and Loan Agreement II as following:

I.                                        Amendment to the term of loan

Both parties agree to replace Article 1.3 under Loan Agreement I and Article 1.3 under Loan Agreement II by the following:

“1.3 The term of the Loan commences on the receipt of the loan proceeds in the Borrower’s bank account, and end on December 31, 2018 (“Term of Loan”). The Term of Loan is renewable if both parties agree.”

II.                                   Amendment to the interest of the loan

Both parties agree to replace Article 1.4 under Loan Agreement I and Article 1.4 under Loan Agreement II by the following:

“1.4 The Lender agrees that the interest rate of the Loan within the Term of Loan specified in Article 1.3 is annualized at 0.6%.”

III.                              Miscellaneous

1.              Except for the amendments made under this agreement, the rights and obligations of the two parties under Loan Agreement I and Loan Agreement II are still valid and effective; if there is any inconsistency between Loan Agreement I, Loan Agreement II and this Agreement, this Agreement shall prevail.

2.              This Agreement shall become effective once both of the parties have affixed the official seal or the contract seal.

3.              This Agreement is made in duplicate, and each party holds one counterpart having the same legal effect.

(The following is intentionally left blank)

(This is the signature page to the Supplementary Agreement)

Party A: Xijin (Shanghai) Venture Capital Investment Management Co., Ltd. (seal)

/s/ Xijin (Shanghai) Venture Capital Investment Management Co., Ltd.

Party B: Shenzhen Qianhai Minheng Business Factoring Co., Ltd. (seal)

/s/ Shenzhen Qianhai Minheng Business Factoring Co., Ltd.